EXHIBIT 1.1
                                                                     -----------

                                                                  EXECUTION COPY


                          BOSTON SCIENTIFIC CORPORATION
                                 Debt Securities

                     UNDERWRITING AGREEMENT-BASIC PROVISIONS

                                                               November 15, 2004


To:  The Underwriters named in the within-mentioned Terms Agreement

Dear Sirs:

     Boston Scientific Corporation (the "Company") proposes to issue and sell its Debt Securities having an aggregate initial public offering price or purchase price of up to U.S. $500,000,000 or the equivalent thereof in foreign currencies or currency units (the "Securities"). The Securities will be issued under an indenture dated on or about November 18, 2004 between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company as provided in Section 301 of such indenture (such indenture as so supplemented and/or modified being hereinafter referred to as the "Indenture").

     Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriter or underwriters named therein (each an "Underwriter" and, collectively, the "Underwriters" or "you," which terms shall include the underwriter or underwriters named therein whether acting alone in the resale of the Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Indenture, the name or names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Securities which each severally agrees to purchase, the name or names of the Underwriters acting as manager or co-managers in connection with such offering, if any (each a "Representative" and, collectively, the "Representatives," which term shall include each Underwriter in the event that there shall be no manager or co-managers), the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

     1. Representations and Warranties. The Company represents and warrants to you that as of the date hereof, as of the date of the applicable Terms Agreement and as of the

Closing Time (as hereinafter defined) under such Terms Agreement (in each case, the "Representation Date") as set forth below. Certain terms used in this
Section 1 are defined in paragraph (C) hereof.

          A. If the offering of the Securities is a Delayed Offering (as specified in the relevant Terms Agreement), paragraph (i) below is applicable and, if the offering of the Securities is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

          (i) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (File No. 333-119412) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which has previously been furnished to you. Such Registration Statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus included all such information required by the 1933 Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a Final Prospectus to the Basic Prospectus included in such Registration Statement relating to the Securities and the offering thereof. As filed, such Final Prospectus shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you for your review prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act and has filed with the Commission a Registration Statement (File No. 333-119412) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (x) a Final Prospectus relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such Registration Statement, an amendment to such Registration Statement, including the form of Final Prospectus. In the case of clause (x), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the 1933 Act and the rules thereunder to be included in the Final Prospectus with respect to the Securities and the offering thereof. As filed, such Final Prospectus or such amendment and form of Final Prospectus shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you for your review prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          B. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and at the Closing Time, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "l934 Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Closing Time, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, the Final Prospectus, will not, on the date of any filing pursuant to Rule 424(b) and at the Closing Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          C. The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that the applicable Terms Agreement (including this Agreement as incorporated by reference therein) is executed and delivered by the parties thereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph
(A)(i) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Prospectus. "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof including the Basic Prospectus and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the final prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (A)(i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such Registration Statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the 1933 Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of the Registration Statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such Registration Statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the securities so offered. Whether an offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in the relevant Terms Agreement.

          D. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly the information required to be stated therein; and if pro forma financial statements are included or incorporated by reference in the Registration Statement and the Final Prospectus, the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          E. The documents incorporated by reference in the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Final Prospectus and the Registration Statement, at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          F. Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business.

          G. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Final Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

          H. Schedule I hereto sets forth each domestic and foreign subsidiary of the Company which is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the 1933 Act (each, a "Material Subsidiary" and collectively, the "Material Subsidiaries"). Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect, and, except as otherwise disclosed in the Registration Statement or the Final Prospectus, all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for directors' qualifying shares and shares held by individuals for the purpose of satisfying the legal requirements of the jurisdiction of incorporation), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          I. Neither the Company nor any of its subsidiaries is in violation of its or any of their charters or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound where any such violation or default would have a Material Adverse Effect; and the execution of this Agreement, the execution and delivery of the Indenture and the applicable Terms Agreement (including this Agreement as incorporated by reference therein), the filing of the Registration Statement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject where any such conflict, breach, default, creation or imposition would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree (except for such violations that would not have a Material Adverse Effect), and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act or the rules and regulations promulgated thereunder (the "Regulations"), the Trust Indenture Act or state securities or "blue sky" laws.

          J. The Company and its Material Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and neither the Company nor any of its Material Subsidiaries has, to the knowledge of the Company, received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          K. Except as set forth in the Registration Statement or Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of this Agreement and the applicable Terms Agreement.

          L. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement (including the documents incorporated by reference therein) by the 1933 Act or the Regulations which have not been so filed.

          M. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder.

          N. The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and has been duly qualified under the Trust Indenture Act.

          O. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Terms Agreement (or will have been so authorized prior to each issuance of Securities) and, when executed and authenticated in accordance with the provisions of the Indenture and the Resolutions of the Board of Directors of the Company or a Pricing Committee thereof, and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to principles relating to the availability of equitable remedies to the extent that adequate remedies at law may exist) and will be entitled to the benefits of the Indenture, which will be substantially in the form heretofore delivered to you; and the Securities and the Indenture will conform when executed and delivered in all material respects to all statements relating thereto contained in the Final Prospectus.

          P. Except as disclosed in the Registration Statement or the Final Prospectus, and except as where such failure would not have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other rights or interests in items of intellectual property as are necessary for the operation and conduct of the businesses now operated by them (the "patent and proprietary rights"); and except as disclosed in the Registration Statement or the Final Prospectus, the Company has no knowledge of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, except as disclosed in the Registration Statement or the Final Prospectus, the Company has no knowledge that any person or entity is infringing or otherwise violating any of the Company's patents, trademarks, servicemarks or copyrights in a manner that could materially affect the use thereof by the Company or any of its subsidiaries and which infringement would have a Material Adverse Effect.

          Q. No labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.

          R. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          S. Except as described in the Registration Statement or the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, the properties, assets and operations of each of the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws (including, without limitation, common law), rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, without limitation, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its subsidiaries of which the Company is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or otherwise result in liability to the Company or any of its subsidiaries pursuant to applicable Environmental Law in a manner that could reasonably be expected to have a Material Adverse Affect. Except as described in the Registration Statement or the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, (A) to the Company's knowledge, none of the Company or any of its subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Company or any of its subsidiaries has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its subsidiaries or its properties, assets or operations, in connection with any Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.

          T. This Agreement has been duly authorized, executed and delivered by the Company.

          U. The Company's authorized equity capitalization as of September 30, 2004 is as set forth in the Final Prospectus.

          V. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          W. The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter.

          2. Purchase and Sale. The several commitments of the Underwriters to purchase securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the place set forth in the applicable Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a "Closing

Time"). Except as indicated in the applicable Terms Agreement, payment shall be made to the Company by wire transfer in same-day funds against delivery of the Securities to be purchased by the Representatives for the respective accounts of the Underwriters. Such Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time or shall be in global or bearer form as permitted by the Indenture. Such Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to Closing Time.

     If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve.

     As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types which will be set forth in the applicable prospectus supplement included in the Final Prospectus. If applicable, at Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     The Representatives are to submit to the Company, at least two business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise the Representatives, at least one business day prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.

     The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.

          3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          A. The Company will use commercially reasonable efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Immediately following the execution of each Terms Agreement, the Company will prepare a final prospectus supplement to be included in the Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters and the principal amount of Securities which each severally has agreed to purchase, the names of the Representatives, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company reasonably deem necessary in connection with the offering of the Securities. Following the completion of the offering, the Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the Regulations.

          B. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Final Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

          C. With respect to each sale of Securities, the Company will make generally available to its security holders and to the Representatives as soon as practicable earnings statements of the Company that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

          D. From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish them with copies of any such proposed amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing and will provide the Representatives the opportunity to review and comment on such documents.

          E. From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Final Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Final Prospectus or any prospectus supplement related thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information relating to the offering of the Securities, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

          F. The Company will deliver to the Representatives a conformed copy of the Registration Statement, any documents incorporated by reference therein (unless such documents are available on the "EDGAR" website), and each amendment thereto for each of the Underwriters. So long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, the Company will deliver to the Representatives as many copies of any Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

          G. The Company will arrange for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives, after consultation with the Company, may collectively designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

          H. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          I. Between the date of any Terms Agreement and the Closing Time the Company will not, without the prior consent of the Representatives, offer or sell, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Securities.

          4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the Execution Time and Closing Time, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

          A. If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b). The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the 1933 Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

          B. At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings thereof or initiated or threatened by the Commission,
(ii) there shall not have been since the execution of such Terms Agreement any decrease in the ratings of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change and (iii) there shall not have come to the attention of the Representatives any facts that would cause them reasonably to believe that the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          C.   At the applicable Closing Time you shall have received:

               1. The favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel of the Company, substantially in the form set forth in Exhibit C.

               2. The favorable opinion, dated as of the Closing Time, of Lawrence J. Knopf, Assistant General Counsel of the Company, substantially in the form set forth in Exhibit D.

               3. The favorable opinion or opinions, dated as of the applicable Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          D. At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the date as of which information is given in the Final Prospectus, any material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Prospectus (exclusive of any supplement thereto), and the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, the principal financial officer or the principal accounting officer of the Company, dated as of such Closing Time, to the effect that:

               1. the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

               2. no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               3. since the date of the most recent financial statements or financial data included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     You shall have received from Ernst & Young LLP or other independent certified public accountants acceptable to the Representatives a letter or letters, dated the date of the applicable Terms Agreement and as of the applicable Closing Time, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certified financial information contained or incorporated by reference in the Final Prospectus; provided that such letters shall use a "cut-off" date no more than three business days prior to the respective dates of such letters.

          E. At the applicable Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in all material respects satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

          5. Payment of Expenses. The Company will pay all reasonable and necessary expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including (a) the preparing, printing or other production and filing of the

Registration Statement (as originally filed) and all amendments thereto, (b) the preparation, issuance and delivery of the Securities to the Underwriters, (c) the reasonable fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (d) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(G), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (e) the printing or other production and delivery to the Underwriters in quantities as hereinabove stated of copies of the Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto,
(f) the production and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey reasonably requested by the Representatives, (g) the fees of rating agencies, (h) the fees and expenses, if any, incurred in connection with the listing of the Securities on any securities exchange, and
(i) the fees, if any, of the National Association of Securities Dealers, Inc. in connection with the review of the offering and including the reasonable fees and expenses of counsel for the Underwriters in connection therewith.

     If a Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Sections 9(i) and 9(iv), or if the sale of any Securities provided for herein or in any Terms Agreement is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied by the Company or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          6.   Indemnification.

          A. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement and provided further that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this paragraph (A) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by the Underwriter and any such loss, claim, damage or liability of or with respect to the Underwriter results from the fact that both (i) a copy of the Final Prospectus (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof. This indemnity will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          B. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.

          C.   Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          D. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6C effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then the indemnifying parties shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contributions, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this Section 7 and the preceding sentence, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligation of the Underwriters to contribute pursuant to this Section 7 shall be several in proportion to their respective underwriting obligations and not joint.

          8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement or any Term Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any termination of the applicable Terms Agreement (including this Agreement as incorporated by reference therein), or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of, and payment for, any Securities to the Underwriters.

          9. Termination. The Representatives may terminate the applicable Terms Agreement (including this Agreement, as incorporated by reference therein), immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not from transactions arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or change in general domestic or international economic, political or financial conditions either within or outside of the United States the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities, or
(iii) if trading in any Securities of the Company has been suspended by the Commission or any securities exchange or in the over-the-counter market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or (iv) there shall have been since the execution of such Terms Agreement any decrease in the ratings of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          10. Default. If one or more of the Underwriters shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

          A. if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the applicable Terms Agreement (including this Agreement as incorporated by reference therein) bear to the underwriting obligations of all such non-defaulting Underwriters, unless otherwise agreed, or

          B. if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, such Terms Agreement (including this Agreement as incorporated by reference therein) shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the applicable Terms Agreement or this Agreement.

     In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in termination of the applicable Terms Agreement, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Final Prospectus or in any other documents or arrangements may be effected.

          11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you as provided in the applicable Terms Agreement. Notices to the Company shall be directed to it at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, attention of the Chief Financial Officer with a copy to the General Counsel.

          12. Parties. The applicable Terms Agreement and this Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing expressed or mentioned in the applicable Terms Agreement or this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the applicable Terms Agreement or this Agreement or any provision therein or herein contained. The applicable Terms Agreement and this Agreement and all conditions and provisions thereof and hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          13. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

          14. Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          15. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          16. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                                           Very truly yours,

                                           BOSTON SCIENTIFIC CORPORATION


                                           By /s/ Milan Kofol
                                              ------------------
                                              Name: Milan Kofol
                                              Title:  Vice President, Treasurer

                                                                      SCHEDULE I



                              MATERIAL SUBSIDIARIES


SCIMED Life Systems, Inc.
Boston Scientific Japan K.K.
Boston Scientific International B.V.
Schneider (Europe) GmbH
Boston Scientific Limited
Advanced Bionics Corporation

                                                                       EXHIBIT A


                          BOSTON SCIENTIFIC CORPORATION
                                 Debt Securities

                             FORM OF TERMS AGREEMENT

                                                          Dated:_________, _____


To:  Boston Scientific Corporation
     One Boston Scientific Place
     Natick, Massachusetts  01760-1537

Dear Sirs:

          We understand that Boston Scientific Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its Debt Securities having an aggregate initial public offering price or purchase price of $____ (as described in more detail below, the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriter(s) named below (the "Underwriter(s)") hereby offer(s) to purchase such Securities.

          The Securities to be purchased by the Underwriter(s), which are to be issued under an Indenture dated as of ________ between the Company and J.P. Morgan Trust Company, National Association, as Trustee, as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company or a Pricing Committee thereof as provided in Section 301 of such Indenture, shall have the following terms:

          Principal Amount:
          Date of maturity:
          Interest rate:
          Interest payment dates:
          Public offering price:
          Purchase price:
          Redemption provisions:
          Form of Securities:
          Delayed Delivery Contracts:

          Aggregate Underwriting Discount:          %
          Purchase Price to be paid by
          Underwriters:
          Closing date and location:
          Representatives:


          All of the provisions contained in the document entitled "Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions," dated as of ____________ __, _____, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.

          Name                                       Principal Amount




                                                     ----------------
                          Total
                                                     ================

          Any notice by the Company to the Underwriter(s) pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
___________________________.

          The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the ________________ paragraph[s] under the caption "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                     Acting on behalf of themselves and as the Representatives of the several Underwriters

                                     By________________________________


Accepted:

BOSTON SCIENTIFIC CORPORATION


By___________________________

                                                                       EXHIBIT B


                          BOSTON SCIENTIFIC CORPORATION
                                 Debt Securities

                            DELAYED DELIVERY CONTRACT

                                                          ----------- --, ------


Boston Scientific Corporation
c/o [Name and address of Representatives]

Attention:

Dear Sirs:

          The undersigned hereby agree to purchase from Boston Scientific Corporation (the "Company"), and the Company agrees to sell to the undersigned on __________ __, ____ (the "Delivery Date"), principal amount of the Company's Debt Securities due ___________ __, ____ (the "Securities"), offered by the Company's Basic Prospectus dated ____, as supplemented by its Final Prospectus dated ___________ __, ____, receipt of which is hereby acknowledged, at a purchase price of ____% of the principal amount thereof, plus accrued interest from ____, to the Delivery Date, and on the further terms and conditions set forth in the contract.

          Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or by wire transfer in same day funds, on the Delivery Date, upon delivery to the undersigned at the office of [name and address of Representatives], of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ___________ __, ____, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ___________ __, ____ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.


                                                     [Name of Purchaser]


                                                     By ______________________




Accepted:

Boston Scientific Corporation


By ______________________

                                                                       EXHIBIT C


                   FORM OF OPINION OF SHEARMAN & STERLING LLP

          (i) the statements in the Basic Prospectus under the caption "Description of the Debt Securities" and the statements in the Final Prospectus under the caption "Description of the Notes", insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein;

          (ii) the statements in the Final Prospectus under the caption "Material U.S. Federal Income Tax Consequences", insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Notes;

          (iii) assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, the Indenture is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), and except as enforcement thereof is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or in law);

          (iv) assuming that the Notes have been duly authorized and executed by the Company, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided by the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), and except as enforcement thereof is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or in law);

          (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

          (vi) to the best knowledge of such counsel, no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes;

          (vii) the execution and delivery of the Underwriting Agreement, the Indenture or the Notes do not, and the performance by the Company of its obligations thereunder will not, result in a violation of any Generally Applicable Law ; and

          (viii) the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

          In addition, such opinion shall also contain a statement that such counsel has participated in discussions concerning preparation of the Registration Statement and the Final Prospectus with certain officers and employees of the Company, with its auditors and with your representatives and counsel. In such counsel's opinion, each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which it shall express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

          Such counsel shall also state that, subject to the limitations set forth therein, on the basis of the information it gained in the course of performing the services referred to therein, no facts came to its attention which gave it reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which it has not been requested to comment), as of the date on which the Report on Form 10-K of the Company for the year ended December 31, 2003 was filed or the date of the Final Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D

                      FORM OF OPINION OF LAWRENCE J. KNOPF

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

     (ii) the Company has corporate power and authority to own its properties and to conduct its business as now being conducted and as described in the Final Prospectus;

     (iii) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect;

     (iv) each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and conduct its business as now being conducted and as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect;

     (v) except as otherwise described in the Registration Statement or the Final Prospectus, all of the issued and outstanding capital stock of the Company and each Material Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, all of the issued and outstanding capital stock of each Material Subsidiary are owned by the Company (except for directors' qualifying shares and shares held by individuals for the purpose of satisfying the legal requirements of the jurisdiction of incorporation), directly or through subsidiaries, free and clear of any security interests, claims, liens or encumbrances;

     (vi) neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement nor the fulfillment of the terms of the Underwriting Agreement will conflict with, result in a breach of, violate or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to me and to which the Company or any of the Company's subsidiaries is a party or may be bound (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect), or any material judgment, decree, order statute, rule or regulation known to me to be applicable to the Company or any of the Company's subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company's subsidiaries (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect);

     (vii) to my knowledge (A) there are no pending or threatened legal or governmental proceedings required to be described in the Final Prospectus which are not described as required and (B) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and to my knowledge, the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters in all material respects;

     (viii) the descriptions in the Registration Statement and the Final Prospectus of statutes, contracts and other documents are accurate and fairly present the information required to be shown in all material respects;

     (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (x) the Indenture has been duly authorized, executed and delivered by the Company; and

          (xi) the Notes have been duly authorized and executed by the Company; and

          As Assistant General Counsel, I have reviewed, and lawyers under my supervision have participated in the preparation of, the Registration Statement and the Final Prospectus, and I and lawyers under my supervision have participated in the preparation of, the documents incorporated by reference therein. In examining the Registration Statement and the Final Prospectus, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company. However, in the course of performing my duties as Assistant General Counsel of the Company, I and lawyers under my supervision have participated in conferences with officers and representatives of and accountants for the Company with respect to the matters contained in the Registration Statement and the Final Prospectus, and no facts have come to my attention which would lead me to believe that either (i) the Registration Statement (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Statement of Eligibility of the Trustee on Form T-1, as to which I express no opinion), at the time it became effective, or any amendment thereof made prior to the date hereof as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Final Prospectus (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which I express no opinion), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                  EXECUTION COPY

                          BOSTON SCIENTIFIC CORPORATION
                                 Debt Securities

                                 TERMS AGREEMENT

                                                        Dated: November 15, 2004


To:  Boston Scientific Corporation
     One Boston Scientific Place
     Natick, Massachusetts  01760-1537

Dear Sirs:

     We understand that Boston Scientific Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its Debt Securities (as described in more detail below, the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") hereby offer to purchase such Securities.

     The Securities to be purchased by the Underwriters, which are to be issued under an Indenture to be dated on or about November 18, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee and as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company as provided in Section 301 of such Indenture, shall have the following terms:

     Principal Amount:             $250,000,000 of 4.250% notes due 2011
                                   $250,000,000 of 5.125% notes due 2017

     Dates of maturity:            January 12, 2011
                                   January 12, 2017

     Interest rates:               4.250% for the 2011 notes
                                   5.125% for the 2017 notes

     Interest payment dates:       January 12 and July 12, commencing
                                   January 12, 2005

     Public offering prices:       99.476% of principal amount of the 2011 notes
                                   99.926% of principal amount of the 2017 notes

     Purchase prices:              98.876% of principal amount of the 2011 notes
                                   99.251% of principal amount of the 2017 notes

     Redemption provisions:        As described in the Prospectus Supplement
                                   dated November 15, 2004

     Form of Securities:           Book Entry

     Delayed Delivery Contracts:   N/A

     Aggregate Underwriting
     Discount:                     0.600% for the 2011 notes
                                   0.675% for the 2017 notes

     Purchase Price to be paid
     by Underwriters:              $247,190,000 for the 2011 notes
                                   $248,127,500 for the 2017 notes

     Closing date and location:    November 18, 2004
                                   Shearman & Sterling LLP
                                   599 Lexington Avenue
                                   New York, NY  10022

     Representatives:              Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated, UBS Securities LLC and
                                   Wachovia Capital Markets, LLC


     All of the provisions contained in the document entitled "Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions," dated as of November 15, 2004, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter agrees severally, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.


================================================================================
                                                     PRINCIPAL       PRINCIPAL
                                                      AMOUNT          AMOUNT
                                                     OF 4.250%       OF 5.125%
UNDERWRITERS                                      NOTES DUE 2011  NOTES DUE 2017
--------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated.................................... $ 50,000,000    $ 50,000,000
UBS Securities LLC................................   50,000,000      50,000,000
Wachovia Capital Markets, LLC.....................   50,000,000      50,000,000
ABN AMRO Incorporated.............................   17,500,000      17,500,000
Banc of America Securities LLC....................   17,500,000      17,500,000
BNP Paribas Securities Corp. .....................   17,500,000      17,500,000
Deutsche Bank Securities Inc. ....................   17,500,000      17,500,000
J.P. Morgan Securities Inc. ......................   17,500,000      17,500,000
Allied Irish Banks, p.l.c. .......................    2,500,000       2,500,000
BBVA Securities Inc...............................    2,500,000       2,500,000
Greenwich Capital Markets, Inc. ..................    2,500,000       2,500,000
KeyBanc Capital Markets, a division of
  McDonald Investments Inc. ......................    2,500,000       2,500,000
Mellon Financial Markets, LLC.....................    2,500,000       2,500,000
                                                   ------------    ------------
  Total                                            $250,000,000    $250,000,000
                                                   ============    ============

     Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Four World Financial Center, New York, New York 10281, Attention: Wylie Collins, Tel.: (212) 449-0350, Fax.:
(212) 449-6700.

     The Company acknowledges that the names of the Representatives on the cover page, the names of the Underwriters and their respective allocations of Notes found in the first paragraph and in the second sentence of the third paragraph, the fourth, sixth and tenth paragraphs under the caption "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto, as the case may be.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.



                                     Acting on behalf of themselves and as the Representatives of the several Underwriters

                                     By  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED


                                     By  /s/ Wylie Collins
                                         -----------------------------------
                                         Name:  Wylie Collins
                                         Title: Managing Director



                                     By  UBS SECURITIES LLC


                                     By  /s/ Christopher Forshner
                                         -----------------------------------
                                         Name:  Christopher Forshner
                                         Title: Managing Director


                                     By  /s/ Michael Ravanesi
                                         -----------------------------------
                                         Name:  Michael Ravanesi
                                         Title: Director



                                     By  WACHOVIA CAPITAL MARKETS, LLC


                                     By  /s/ Steven J. Taylor
                                         -----------------------------------
                                         Name:  Steven J. Taylor
                                         Title: Managing Director
Accepted:

BOSTON SCIENTIFIC CORPORATION


By  /s/ Milan Kofol
    ----------------------------------
    Name: Milan Kofol
    Title:  Vice President, Treasurer